Exhibit 10.3

REAFFIRMATION OF GUARANTY

THIS REAFFIRMATION OF GUARANTY (the “Reaffirmation”) is made as of October 10, 2023 by NDS NUTRITION PRODUCTS, INC., a Florida corporation (“NDS”), ISATORI, INC., a Delaware corporation (“II”), 1000374984 ONTARIO INC., a corporation existing under the laws of Ontario (“Ontario”), and MIMI’S ROCK CORP., a corporation existing under the laws of Ontario (“Mimi’s” and, with NDS, II and Ontario, the “Guarantors”), to and in favor of FIRST-CITIZENS BANK & TRUST COMPANY (the “Bank”). Guarantors previously executed a Guaranty Agreement dated as of February 23, 2023 in favor of Bank (the “Guaranty”), guaranteeing the obligations of FitLife Brands, Inc., a Nevada corporation (“Borrower”), to Bank in connection with extensions of credit made available by Bank to Borrower.

As of the date hereof, Bank will be making additional extensions of credit to Borrower, and/or renewing, restructuring or otherwise amending existing extensions of credit to Borrower, as evidenced by the following documents, among others:

(a)         Second Amended and Restated Credit Agreement dated as of the date hereof by and among Bank and Borrower (the “Credit Agreement”); and

(b)         Term B Note in the original principal amount of TEN MILLION AND 00/100 DOLLARS ($10,000,000.00), dated as of the date hereof, made by Borrower and payable to the order of Bank.

Guarantors hereby confirm that the Guaranty remains in full force and effect, and that the “Obligations” referred to in the Guaranty specifically include the obligations under the documents identified above, any other Obligations (as defined in the Loan Agreement), and any renewals, amendments or refinancings thereto (including an increase in the principal amount thereof). Guarantors further ratify, reaffirm and confirm the security interests and Liens granted pursuant to the Security Agreement and acknowledge that the same shall continue to secure the Obligations, including the Obligations arising under the documents identified above, and any renewals, amendments or refinancings thereto (including an increase in the principal amount thereof).

Guarantors reaffirm that consent by Guarantors to any additional loans, refinancings, amendments and other changes in any agreements between Bank and Borrower is not necessary or required. All other terms of the Guaranty are hereby reaffirmed.

Guarantors represent that the Guarantors have reviewed Borrower’s financial condition prior to executing the Reaffirmation; and Guarantors specifically relieve Bank of any obligation to advise Guarantors of Borrower’s current financial condition, or any changes in Borrower’s financial condition in the future.

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FitLife Brands

Reaffirmation of Guaranty

IN WITNESS WHEREOF, the undersigned has caused this Reaffirmation of Guaranty to be executed and delivered as of the date first written above.

GUARANTORS:

NDS NUTRITION PRODUCTS, INC., a Florida corporation

By:_____________________________

Name: Dayton R. Judd

Title: Chief Executive Officer

ISATORI, INC., a Delaware corporation

By:_____________________________

Name: Dayton R. Judd

Title: Chief Executive Officer

1000374984 ONTARIO INC., a corporation existing under the laws of Ontario

By:_____________________________

Name: Dayton R. Judd

Title: Chief Executive Officer

MIMI’S ROCK CORP., a corporation existing under the laws of Ontario

By:_____________________________

Name: Dayton R. Judd

Title: Chief Executive Officer

FitLife Brands

Reaffirmation of Guaranty